As filed with the Securities and Exchange Commission on December 12, 2013

Registration No. 333-25041

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

POST-EFFECTIVE AMENDMENT NO. 2

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_________________

Rowan Companies plc

(Exact Name of Registrant as Specified in Its Charter)

____________________

England and Wales (State or Other Jurisdiction of Incorporation or Organization)	98-1023315 (I.R.S. Employer Identification No.)

2800 Post Oak Boulevard, Suite 5450

Houston, Texas 77056

(Address of Principal Executive Offices, Including Zip Code)

____________________

Rowan Companies, Inc. Savings and Investment Plan

(Full Title of the Plan)

____________________

Melanie M. Trent

Senior Vice President, Chief Administrative Officer and Company Secretary

Rowan Companies plc

2800 Post Oak Boulevard, Suite 5450

Houston, Texas 77056

(713) 621-7800

(Name, Address and Telephone Number of Agent For Service)

____________________

With a copy to:

Alan J. Robin

Vinson & Elkins LLP

1001 Fannin Street, Suite 2500

Houston, Texas 77002

(713) 758-2442

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

DEREGISTRATION OF CERTAIN SECURITIES

Rowan Companies plc, a public limited company formed under English law (the “Company”), is filing this Post-Effective Amendment No. 2 (this “Post-Effective Amendment”) to Registration Statement on Form S-8 (File No. 333-25041) originally filed with the Securities and Exchange Commission (the “SEC”) on April 11, 1997, as amended by Post-Effective Amendment No. 1 thereto filed with the SEC on May 4, 2012 (collectively, the “Registration Statement”), to deregister all of the Class A Ordinary Shares of the Company, par value $0.125 per share (the “Common Shares”), and plan interests previously registered for issuance under the Rowan Companies, Inc. Savings and Incentive Plan (the “Plan”) that have not heretofore been issued pursuant to the Registration Statement. Effective as of December 9, 2013, the Rowan Companies Share Fund under the Plan was liquidated and no new Common Shares have been issued nor may be issued under the Plan. This Post-Effective Amendment terminates the offering of all securities pursuant to the Registration Statement, and thereby terminates the reporting and disclosure obligations of the Plan under the Securities Exchange Act of 1934, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit
Number	Description

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 4, 2012 (File No. 333-25041))

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 11th day of December, 2013.

Rowan Companies plc

By:	/ s / W. Matt Ralls
W. Matt Ralls
Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (SEC Registration No. 333-25041) has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*
W. Matt Ralls	Chief Executive Officer and Director (Principal Executive Officer)	December 11, 2013

/ s / J. Kevin Bartol
J. Kevin Bartol	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	December 11, 2013

*
Gregory M. Hatfield	Vice President and Controller (Principal Accounting Officer)	December 11, 2013

*
William T. Fox III	Director	December 11, 2013

*
Sir Graham Hearne	Director	December 11, 2013

*
Thomas R. Hix	Director	December 11, 2013

*
H.E. Lentz	Chairman of the Board	December 11, 2013

*
Lord Moynihan	Director	December 11, 2013

*
Suzanne P. Nimocks	Director	December 11, 2013

*
P. Dexter Peacock	Director	December 11, 2013

*
John J. Quicke	Director	December 11, 2013

*
Melanie M. Trent	Senior Vice President, Chief Administrative Officer, Company Secretary and Authorized Representative in the United States	December 11, 2013

* By: / s / J. Kevin Bartol

J. Kevin Bartol

Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 11th day of December, 2013.

Rowan Companies, Inc. Savings and Investment Plan

By:	Rowan Companies, Inc. Savings and Investment Plan Administrative Committee

By:	/ s / Gary L. Marsh
Gary L. Marsh

EXHIBIT INDEX

Exhibit
Number	Description

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 4, 2012 (File No. 333-25041))